Exhibit 99.1

ChromaDex Corp. and Nestlé Health Science Enter Global Commercial License and Supply Agreement for TRU NIAGEN®

ChromaDex Corporation and Nestlé Health Science agreement includes global commercial license and supply agreement for ingredient sales of TRU NIAGEN® for certain products within the medical nutrition and consumer health categories.

LOS ANGELES, Calif., December 20, 2018 (GLOBE NEWSWIRE) -- ChromaDex Corp. (NASDAQ:CDXC) announced today it entered into a license and supply agreement with Nestlé Health Science (NHSc), a global leader pioneering quality science-based nutritional health solutions. The agreement provides NHSc the exclusive right to include CDXC’s patented nicotinamide riboside ingredient TRU NIAGEN® in NHSc branded medical nutrition, and co-exclusive rights to include TRU NIAGEN® in certain products within the consumer health category. The territories in the agreement include North America, Europe, Latin America, Australia, Japan, and New Zealand.

ChromaDex’s ingredient NIAGEN® is sold directly to consumers as TRU NIAGEN®, which is backed by clinical and scientific research establishing its safety and efficacy at elevating the coenzyme nicotinamide adenine dinucleotide (NAD) in humans. NAD is an important metabolite involved in virtually every metabolic process in the body, most notably energy metabolism and cell repair.

“Nestlé Health Science is a blue chip global company whose expertise in consumer health products is matched by their exceptional science,” said Rob Fried, CEO of ChromaDex. “We believe Nestlé Health Science’s portfolio with TRU NIAGEN® will substantially advance their already strong market position. Importantly, this partnership will help educate people on the importance of elevating NAD levels with TRU NIAGEN®. We are proud to be in business with Nestlé and look forward to a long, mutually beneficial relationship.”

Greg Behar, CEO of Nestlé Health Science, stated, “We are quite impressed with the science supporting TRU NIAGEN®, and the excellent work done by the team of professionals at ChromaDex. We see this innovation as an important element of our product portfolio. We are confident that TRU NIAGEN® combined with our Nestlé Health Science products and supported by strong scientific and clinical evidence will provide consumers the opportunity to improve the health of their cells with the power of nutrition.”

Under the terms of the agreement, NHSc will make an upfront payment of $4 million. CDXC will receive certain commercial milestone payments related to the sale of TRU NIAGEN® to NHSc as well as tiered royalties.

For additional information on the science supporting TRU NIAGEN® visit www.truniagen.com.

About TRU NIAGEN®:
TRU NIAGEN® is a branded dietary supplement brought to market by key nicotinamide riboside innovator and patent holder, ChromaDex. NIAGEN® nicotinamide riboside (NR), also supplied by ChromaDex, is the sole active ingredient in TRU NIAGEN®. Multiple clinical trials demonstrate NIAGEN® is proven to boost NAD (nicotinamide adenine dinucleotide) levels, which decline with age. Only NIAGEN® has twice been successfully reviewed under FDA's new dietary ingredient (“NDI”) notification program and has also been successfully notified to the FDA as generally recognized as safe (“GRAS”).

About ChromaDex:
ChromaDex Corp. is an integrated, global nutraceutical company devoted to improving the way people age. ChromaDex scientists partner with leading universities and research institutions worldwide to uncover the full potential of NAD and identify and develop novel, science-based ingredients. Its flagship ingredient, NIAGEN® nicotinamide riboside, sold directly to consumers as TRU NIAGEN®, is backed with clinical and scientific research, as well as extensive IP protection. TRU NIAGEN® is helping the world AGE BETTER®. ChromaDex maintains a website at www.chromadex.com to which ChromaDex regularly posts copies of its press releases as well as additional and financial information about the Company.

Forward-Looking Statements:
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as "expects", "anticipates", "intends", "estimates", "plans", "potential", "possible", "probable", "believes", "seeks", "may", "will", "should", "could" or the negative of such terms or other similar expressions. More detailed information about ChromaDex and the risk factors that may affect the realization of forward-looking statements is set forth in ChromaDex’s Annual Report on Form 10-K for the fiscal year ended December 30, 2017, ChromaDex's Quarterly Reports on Form 10-Q and other filings submitted by ChromaDex to the SEC, copies of which may be obtained from the SEC's website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and actual results may differ materially from those suggested by these forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement and ChromaDex undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof. ChromaDex provided research materials and a portion of the grant funding as a collaborator for the study.

ChromaDex Media Contact:
Alex Worsham, Director of Strategic Partnerships
949-648-3775
alexw@chromadex.com

ChromaDex Investor Relations Contact:
Brianna Gerber, Sr. Director of FP&A and Investor Relations
949-344-3782
briannag@chromadex.com